                                                                    Exhibit 22.1


                                                                 State/Country/Date          Primary
Name                                                            of Incorporation        Business Activities
----                                                            ----------------        -------------------
American Re Corporation(1)....................................   Delaware/1991          Holding Company
American Re-Insurance Company.................................   Delaware/1917          Reinsurance
   American Re Inversiones, S.A...............................   Chile/1986             Holding Company
     American Re-Insurance Company (Chile) S.A................   Chile/1981             Reinsurance
American Alternative Insurance Corporation....................   New York/1923          Alternative Market Insurance
American Re Asset Management, Inc.............................   Delaware/1995          Investment Management
American Re Capital...........................................   Delaware/1995          Business Trust
AM-RE Managers, Inc...........................................   Delaware/1988          Alternative Markets
   Becher + Carlson Risk Management Inc.......................   California/1983        Risk Management
     Becher + Carlson Management, Ltd.........................   Bermuda/1981           Captive Management
        Becher + Carlson Brokerage, Ltd.......................   Bermuda/1986           Brokerage
          AM-RE Managers (Bermuda) Ltd........................   Bermuda/1990           Underwriting Management
     Becher + Carlson Insurance Services, Inc.................   California/1981        Agency
        AM-RE Brokers, Inc....................................   Delaware/1978          Reinsurance Brokerage
     Becher + Carlson Insurance Agency of Ohio................   Ohio/1994              Agency
AM-RE Services, Inc...........................................   Delaware/1980          Consulting Services
   AM-RE Consultants, Inc.....................................   Delaware/1994          Consulting Services
American Re Holdings, Ltd.....................................   England/1988           Holding Company
   American Re Management, Ltd................................   England/1988           Underwriting Management
   American Re Managers International, Ltd....................   England/1988           Representative Office
   American Re Management (Vienna) GmbH.......................   Austria/1991           Representative Office
   ARB International, Ltd.....................................   England/1989           Lloyd's Brokerage
   Risk Management Partners, Ltd.2............................   England/1994           Insurance Joint Venture
Princeton Eagle Holding (Bermuda) Limited.....................   Bermuda/1994           Holding Company
   Princeton Eagle Insurance Company Limited..................   Bermuda/1994           Rent-a-Captive Facility
Princeton Eagle West Holding Inc..............................   Delaware/1995          Holding Company
   Princeton Eagle West Insurance Company.....................   Bermuda/1995           Rent-a-Captive Facility
The Princeton Excess and Surplus Lines
   Insurance Company..........................................   Delaware/1995          Surplus Lines Insurance

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1    Indentations indicate subsidiaries. All ownership is 100% of common stock other than directors' qualifying shares or where local laws or customs in foreign jurisdictions require multiple shareholders (for example, American Re Managers International, Ltd. owns 1 share of American Re Management (Vienna) GmbH).

2 A joint venture 50% owned by American Re Holdings, Ltd. and 50% owned by Arthur J. Gallagher (UK) Ltd.